EXHIBIT 10.4

GENERAL RELEASE

I, Edwin Lewis, in consideration of and subject to the performance by GT Solar International, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement, dated as of November 7, 2007 between the Company and me (the “Agreement”), do hereby release and forever discharge as of the date hereof (on behalf of myself, my heirs, executors, administrators and assigns) the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, employee benefit plans and plan fiduciaries, successors and assigns of the Company and its affiliates, and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.                                       I understand that any payments or benefits paid or granted to me under paragraph 4(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 4(b) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company.

2.                                       Except as provided in paragraph 4 below, and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Company, and except for any rights I may have for indemnification under applicable law, Article EIGHT of the Company’s Amended and Restated Certificate of Incorporation and any applicable Directors and Officers Liability Insurance, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, including, but not limited to, any and all claims that arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., Section 806 of the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. 1514(A), the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, 29 U.S.C. § 701, et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., the New Hampshire Law Against Discrimination, N.H. Rev. Stat. Ann. § 354-A:1 et seq., N.H. Rev. Stat. Ann. § 275:36 et seq. (New Hampshire equal pay law), and the New Hampshire Whistleblowers’ Protection Act, N.H. Rev. Stat. Ann. § 275-E:1 et seq., all as amended; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that nothing in this General Release prevents me from filing a charge with, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that I acknowledge that I will not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

3.                                       I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.                                       I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.                                       In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied, except as otherwise provided in paragraph 2 above. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to any monetary relief related to any such Claims. I further agree that I am not aware of any pending claim of the type described in paragraph 2 as of the execution of this General Release, except as provided in paragraph 2 above.

6.                                       I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.                                       I agree that, if I breach this General Release, I will (i) return to the Company any amount paid by the Company in connection with my separation or termination from the Company and pursuant to this Agreement, (ii) forfeit all remaining amounts payable by the Company pursuant to the Agreement, and (iii) pay all costs and expenses of the Released Parties associated with enforcing this General Release.

8.                                       I agree that I will not, directly or indirectly through another person or entity, disparage, criticize, defame, slander or otherwise make any negative statements or communications regarding the Company or its affiliates or their respective past and present investors, officers, directors or employees.  I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data.  I acknowledge and reaffirm my obligations under paragraphs 5, 6 and 7 of the Agreement, including, but not limited to, my obligation to keep confidential and not to disclose any and all non-public information concerning the Company that I acquired during the course of my employment with the Company, as well as my non-competition and non-solicitation obligations; provided, however, that I understand and acknowledge that my non-competition obligations only restrict my employment or engagement in a business capacity at a business or entity competing with the businesses of the Company or its subsidiaries and that such restrictions will not restrict my right to practice law following the termination of my employment with the Company.

9.                                       Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

10.                                 Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.                                       I HAVE READ IT CAREFULLY;

2.                                       I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.                                       I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.                                       I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT;

5.                                       I HAVE BEEN GIVEN ALL TIME PERIODS REQUIRED BY LAW TO CONSIDER THIS GENERAL RELEASE, INCLUDING THE 21-DAY PERIOD REQUIRED BY THE AGE DISCRIMINATION IN EMPLOYMENT ACT;

6.                                       I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT, AND SUCH REVOCATION MUST BE IN WRITING AND DELIVERED TO BRIAN LOGUE BEFORE THE EXPIRATION OF THE REVOCATION PERIOD, AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.                                       I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.                                       I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE:	December 17, 2008	/s/Edwin L. Lewis
EDWIN LEWIS

On behalf of GT Solar International, Inc.

DATE:	December 18, 2008	/s/Brian Logue
BRIAN LOGUE